EXHIBIT 23.2



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 21, 2000, except for Note 15 as to which the date is March 6, 2000, in Amendment No. 1 to the Registration Statement (Form S-1--No. 333-35300) and related Prospectus of SmartDisk Corporation for the registration of 3,900,000 shares of its common stock.


                                        /s/ Ernst & Young LLP



Miami, Florida
May 8, 2000